Exhibit 99.1

 Sidoti MicroCap Conference 12/8 – 12/9

   History RepeatsItself.                    1900 Easter: NYC 5th Ave.. Spot the Car.  1913 Easter: NYC 5th Ave.. Spot the Horse.

   “The electrification of everything is coming…”              “…and we are not ready for it.”    May 15, 2021  Year  Brand  Domestic ICE Unit Volume  2020  GM  2.5m  2020  Ford  4.2m  2035  Ford + GM  0

 More solar will need to be installed by 2031…      …than has been installed in total in the US through 2020.

       Most solar companies don’t have 50 years of experience bringing technologically advanced projects to market.  For over 50 years, iSun has helped accelerate the adoption of proven technological innovations. From the clean-rooms used for IBM’s silicone-chip production, to the networking Infrastructure that connected GE Healthcare to its medical provider customers, to the state-of-the-art F35 Flight Simulators used by the Vermont Air National Guard, iSun has a proud legacy as an electrical contracting enterprise at the forefront of technological advancement.      We’re not like most solar companies.

 We are using our experience to accelerate solar adoption.                “Of all the innovations we’ve helped deliver, none have been as important as the transition to solar. iSun believes that clean renewable energy is the most important investment we can make. We are driven to use our capabilities to accelerate the transition from clean to dirty energy.”iSun CEO JeffPeck

 Experience + Capabilities =A Winning Proposition    iSun is uniquely positioned in the marketplace to address the generational opportunity presented by automotive electrification.    Outlook  Utility  Industrial & Municipal  Commercial                  Residential  Capabilities  Services

   Our Vision                  Create a platform capable of accelerating the adoption of solar across each market segment.  RESIDENTIAL SOLAR  COMMERCIAL SOLAR  UTILITY SOLAR  INDUSTRIAL & MUNICIPAL SOLAR

 Capabilities that meet  the evolving needs of the  marketplace.  iSun is the only Solar contractor capable of addressing the unique needs of each market segment. These capabilities ideally position iSun to be able to adapt to the rapidly evolving energy transition.  RESIDENTIAL SOLAR  COMMERCIAL SOLAR  UTILITY SOLAR  INDUSTRIAL& MUNICIPAL SOLAR

                           Some customer needs  are universal, not  segmented.  iSun’s suite of service offerings address the needs that will arise from the electrification of everything across each segment of the marketplace.                                                                    Electric Vehicle Charging ServicesDevelopment and Professional ServicesOperations & Management Services  RESIDENTIAL SOLAR  COMMERCIAL SOLAR  UTILITY SOLAR  INDUSTRIAL& MUNICIPAL SOLAR

       Scalable, industry leading customer- acquisition costs.      Acquired in October 2021, SunCommon - iSun’s Residential Brand – provides consumers and small businesses with an exceptional customer experience while maintaining industry leadingcustomeracquisition costs of$.36 W/dc – less than half the industry average of$0.75 W/dc    Residential& Commercial    Utility  Industrial & Municipal  Commercial                  Residential  Capabilities  ServicesOutlook

           Residential      Gross Margins 25% – 30%      Current Demand$22.1m    Commercial      Gross Margins 16% – 20%      Current Demand$9.6m    Current Overview    Residential& Commercial  Outlook  Utility  Industrial & Municipal  Commercial                  Residential  Capabilities  Services

Industrial & Municipal

Ranked by Solar Power World as the 3rd Largest Industrial EPC in the US

- Capabilities
- Residential
- Commercial
- **Industrial & Municipal**
- Utility
- Services
- Outlook

iSun's recent investment in Encore Renewables:

- Provides iSun with a pipeline of Industrial and Municipal scale projects.
- supports iSun's geographic expansion efforts.
- Further bolsters iSun's robust $80.7m backlog.
- Provides opportunities for asset ownership for recurring revenue.


iSun

Industrial & Municipal | Current Overview

- Capabilities
- Residential
- Commercial
- **Industrial & Municipal**
- Utility
- Services
- Outlook

Industrial

Gross Margins 15%-18%

Current Backlog
$80.7m

Growth Opportunities

Development & Professional Services:
iSun maintains the rights to EPC work for 118MW of projects currently in development

Geographic Expansion:
iSun expects to enter new geographic markets through its long-standing relationships with select development partners.

         iSun’s experience delivering complex projects on-time, on-scope, and on-budget compliment the needs of Utility-scale solar.Additionally, iSun’s Development and Professional Services capabilities provide iSun with a robust pipeline of Utilityprojects.    Utility  Commercial                Residential  Capabilities  ServicesOutlook      Industrial & Municipal  iSun Maintains  Development Rights for  448mW of Utility Solar.  Utility

Utility | iSun Maintains Development Rights for 448mW of Utility Solar.

- Capabilities
- Residential
- Commercial
- Industrial & Municipal
- **Utility**
- Services
- Outlook

Utility

Gross Margins
15%-18%

Current Backlog
iSun maintains EPC rights for 448MW of projects the first of which is expected to commence in Q3 2022

Connections drive growth. Services drive profitability.

- Capabilities
- Residential
- Commercial
- Industrial & Municipal
- Utility
- **Services**
- Outlook

Electric Vehicle Charging Services


F
E

PALM and ROAM solar carports maintain grid-tied or stand-alone capabilities.

Development & Professional Services



Provide developers and financiers with a menu of services they can use to help accelerate the development process.

Operations & Management Services



A comprehensive suite of services solar asset owners can use to keep their arrays operating at peak performance levels.

2022: Ourtransition from development to execution.      In 2022, iSun will transition from the  development of its platform to its deployment.Our timing couldn’tbe better.The electrification of everything is already affecting consumer behaviors, and position iSun for strong growth.            Outlook  Utility  Commercial                Residential  Capabilities  Services      Industrial & Municipal    Segment  2021  2022    Residential    $45m    Commercial    $15m    Industrial and Municipal    $55m    Utility    $50m    Total:  $42m  $165m  392%      EBITDAX  54.2x  32.3x  14.5x  Segment Residential C&IUtility EV  CompanyNOVA (NYSE)SEDG (NasdaqGS)ARRY (NasdaqGM)BLNK (NasdaqCM)  Price$33.2$305.5$16.7432.18 70.3*  Total:  ISUN (NasdaqCM)  $6.5  4.7x    *Listed at EV / Revenue

 Solar energy is the most important investment we can make.      We are driven to use our capabilities to accelerate the transition from dirty to clean energy.